SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2012

PUB CRAWL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169818	27-2758155
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

801 West Bay Dr. Suite 470 Largo, FL 33770
(Address of principal executive offices)

727-330-2731
(Registrant’s Telephone Number)

19 6th Street

Belize City, Belize

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES

The following table sets forth, as of November 27, 2012, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 125,500,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership

Brian McFadden (1) 801 West Bay Dr. Suite 470 Largo, FL 33770 Michelle Pannoni (2) 801 West Bay Dr. Suite 470 Largo, FL 33770	37,500,000 37,500,000	29.88% 29.88%
All executive officers and directors as a group (1 person)	75,000,000	59.76%

(1)

Brian McFadden acquired these shares on November 27, 2012 in a private transaction from Hubert Elrington, our former sole officer and director.

(2)

(3)

Michelle Pannoni acquired these shares on November 27, 2012 in a private transaction from Hubert Elrington, our former sole officer and director.

ITEM 5.01.

CHANGES IN CONTROL OF REGISTRANT

On November 27, 2012, Brian McFadden and Michelle Pannoni each acquired control of thirty seven million five hundred thousand  (37,500,000) shares respectively of the Company’s issued and outstanding common stock from Elrington in accordance with stock purchase agreements between Mr. McFadden and Mr. Elrington and between Ms. Pannoni and Mr. Elrington (the “Stock Purchase Agreements”).

As part of the acquisition the following changes to the Company's directors and officers have occurred:

•

As of November 27, 2012, Hubert Elrington resigned as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

•

As of November 27, 2012, Brian McFadden was appointed as a member of the Company’s Board of Directors and as the Company’s President and Chief Executive Officer.

•

As of November 27, 2012, Michelle Pannoni was appointed as a member of the Company’s Board of Directors and as the Company’s Chief financial Officer, Treasurer, and Secretary.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Hubert Elrington resigned from all positions with the Company effective as of November 27, 2012, including the sole member of the Company’s Board of Directors and the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 27, 2012, Mr. McFadden was appointed as a member of the Company’s Board of Directors and as the Company’s President and Chief Executive Officer.

The biography for Mr. Brian McFadden is set forth below:

Brian McFadden.  On November 27, 2012 Mr. Brian McFadden was appointed as the Company’s President, Chief Executive Officer and Director.  Mr. McFadden is a graduate of Hamilton College, studied both Economics and Sociology before graduating in 2007.  Post graduation, Mr. McFadden worked for Rogers Associates Machine Tool Corp as the Director of Business Development where he designed and implemented sales plans for major companies and Government entities including NASA, Ball Aerospace, The Harris Corporation and others.

Mr. McFadden left Rogers in December of 2008 and founded Rail Nine Media, a full service web design and marketing house that has worked with clients ranging from MTV’s Bam Margera to major financial service companies on all aspects of marketing.  Mr. McFadden was responsible for the daily operation and maintenance of the company and it’s clientele which included creating and maintaining Social Media Marketing Campaigns, SMS Messaging campaigns, Print Media, Web Media and comprehensive multi-media campaigns.

In April of 2010, Mr. McFadden co-founded IRocNights,  a single source hospitality resource for the Western New York Region. IRocNights expanded from Syracuse to Buffalo and gained major traction with over 100 clients in less then a year. While running IRocNights Brian assisted in the creation of a 25-member promotions team that cultivated and maintained relationships with numerous local businesses, politicians and social groups.

Mr. McFadden  expanded his IRocNights customer base through the launch of Let’s Stay Local in March of 2011, a daily deal site specializing in Entertainment and targeting nightlife venue demographics. Capitalizing on the Groupon momentum, Let’s Stay Local focused on daily deals for the targeted younger generations. While at Let’s Stay Local Brian was responsible for building the consumer distribution list while ensuring that the proper Daily Deals had been acquired and scheduled.  Brian sold IRocNights and its partnering businesses in October of 2011 and has since relocated to Florida to develop a unique mobile platform.

Currently Brian is actively engaged in the process of bringing his unique mobile platform to market under the brand – Mobile Dynamic Marketing.  In light of Mr. McFadden’s experience, the of Directors believes it is in the Company’s best interests to appoint Mr. McFadden as the President, Chief Executive Officer and director.

Michelle Pannoni:  On November 27, 2012 Ms. Pannoni was appointed as the Company’s Principal financial Officer, the Chief Financial Officer, Secretary, Treasurer and Director.  Ms. Pannoni attended Monroe Community College and Rochester Institute of Technology in Rochester, New York with a major concentration in Accounting and minor concentration in Finance and Marketing.

Ms. Pannoni  began her professional career by securing the position of Junior Accountant for a major accounting firm in New York.  She subsequently expanded her career experience capitalizing on her marketing background and secured a position as Marketing Partner in a hospitality enterprise with full accountability for all phases of marketing management, promotions and sales, and developed the business to the point of a profitable sale.

Michelle subsequently relocated to Florida for an opportunity as VP Marketing for a Marketing Group of various condominium tracts where she was responsible for the development, execution, and tracking of multiple web based marketing lead generation and sales programs.

She continued to expand her business expertise, serving in the management, marketing, and accounting functions for various private and public venues, all with corporate objectives related to utilizing her skill set in the development and on going management of web based marketing services.

In April of 2007, Michelle launched her own unique retail business “Talk of the Town Accessories” which she developed, marketed, and brought to a profitable sale in September 2009.

In October 2009 she became active as Florida Realtor specializing in the analysis, packaging, and web based marketing and sales of Commercial Real Estate venues including mixed use land sites, apartment and condominium conversion projects, marinas, hospitality/hotel acquisition and conversion to fractional use projects.

In March of 2011, Michelle launched her own web based marketing and design company –Trudico LLC, and simultaneously partnered with Brian McFadden, for the launch of Let’s Stay Local, an Entertainment venue designed to leverage the Groupon Daily Deal phenomenon into a younger, recurring, local nightlife demographic.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUB CRAWL HOLDINGS, INC.

Date: November 30, 2012

/s/ Brian McFadden

Brian McFadden

President/Director